UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2006

FEDERAL HOME LOAN BANK OF BOSTON

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Huntington Avenue
Boston, MA 02199
(Address of principal executive offices, including zip code)

(617) 292-9600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

2006 Board of Directors’ Compensation.  On February 17, 2006, the Federal Home Loan Bank of Boston’s (“Bank”) Board of Directors approved the 2006 Directors Compensation Policy (“Policy”) in accordance with Federal Housing Finance Board regulations.  Under the Policy, fees are paid for attendance at meetings as set forth in the following table.

Director Meeting Fees - 2006

Type of Meeting	Position	Meeting Fees
Board Meeting	Chairman	$3,500
Board Meeting	Vice Chairman	2,750
Board Meeting	Director	2,000
Committee Meeting	Committee Member	750
Annual Shareholders Meeting	Director	750
Telephonic Board Meeting	Director	500

Directors are subject to statutory and regulatory caps on annual compensation.  Fees earned above these caps, which are set forth in the following table, cannot be paid to the director.

Director Annual Compensation Limits – 2006

Position	Annual Limit
Chairman	$29,357
Vice Chairman	23,486
Director	17,614

2006 Executive Incentive Plan.  On February 17, 2006, the Bank’s Board of Directors approved the 2006 Executive Incentive Plan (“EIP”).  The purposes of the EIP are to:

•                  promote achievement of the Bank’s financial plan and strategic objectives as spelled out in the 2006 Strategic Business Plan;

•                  provide total annual compensation (i.e., salary plus incentive) that is competitive with other financial institutions in the employment markets in which the Bank competes, including other Federal Home Loan Banks; and

•                  facilitate the retention and commitment of corporate officers.

Employees eligible to participate in the EIP include the Bank President; other executive officers, including the senior executive vice president, executive vice presidents, and senior vice presidents (Tier I); and other corporate officers, including first vice presidents and certain vice presidents (Tier II).  Awards under the EIP are based upon the total weighted achievement level of Bank goals, which include goals relating to profitability, growth in business with members, the 2006 Federal Housing Finance Board exam report, and achievements on certain nonfinancial objectives, as well as a discretionary component.

For each goal, the Bank has determined threshold, target, and excess levels of achievement, with greater awards paid for higher levels of achievement but not to exceed the excess payout percentages.  Under the EIP, eligible employees will be assigned an incentive award potential expressed as a percentage of the employee’s base salary in effect at yearend 2006 in accordance with the following table.

	Incentive as a Percent of Salary
	Threshold	Target	Excess

President	25.00%	35.00%	50.00%

Tier I	18.75%	25.00%	37.50%

Tier II	15.00%	20.00%	30.00%

The EIP is administered by the Personnel Committee of the Bank’s Board of Directors (“Committee”), which shall have full power and binding authority to construe, interpret, and administer the EIP, and to adjust it during or at the end of the calendar year for extraordinary circumstances. The Committee reserves the right at any time to amend, suspend, or terminate the EIP in whole or in part, for any reason, and without the consent of any EIP participant.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Boston

Date: February 24, 2006	By:	/s/ Michael L. Wilson

Michael L. Wilson Senior Executive Vice President and Chief Operating Officer